UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, Corrections Corporation of America and CCA of Tennessee, LLC (collectively, the “Company”) entered into an Employment Agreement with each of Damon T. Hininger, President and Chief Executive Officer, David M. Garfinkle, Executive Vice President and Chief Financial Officer, Harley G. Lappin, Executive Vice President and Chief Corrections Officer, Anthony L. Grande, Executive Vice President and Chief Development Officer and Steven E. Groom, Executive Vice President, General Counsel and Secretary (collectively, the “Agreements”). The Agreements supersede the employment agreements previously entered into between the Company and each of Messrs. Hininger, Garfinkle, Lappin, Grande and Groom (collectively, the “Executives”), which were scheduled to expire on December 31, 2014.

Each Agreement is effective as of January 1, 2015 and has an initial term that expires on December 31, 2015. The term of each Agreement is subject to two automatic one-year renewals unless either party provides notice of non-renewal at least 60 days in advance of the expiration of the then-current term.

Under the Agreements, Messrs. Hininger, Garfinkle, Lappin, Grande and Groom are entitled to receive annual base salaries of $840,000, $360,000, $402,038, $402,038, and $319,456, respectively, each of which is subject to increase at the discretion of the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”). In addition, each Executive is eligible to receive an annual cash bonus, the amount of which will be determined based on the attainment of financial and/or individual performance objectives established and approved by the Board or the Compensation Committee.

Under the Agreements, if the Executive’s employment is terminated by the Company with or without “cause” or by the Executive for “good reason” (each as defined in the Agreement), in either case, other than within 180 days following a “change in control” of the Company (as defined in the Agreement), then, subject to the Executive’s execution and non-revocation of a general release of claims in the Company’s favor and compliance with certain restrictive covenants, the Executive will be entitled to an amount equal to the Executive’s then-current annual salary, payable in installments in accordance with the Company’s normal payroll policies during the one-year period immediately following the Executive’s termination.

Upon a termination of the Executive’s employment by the Company without “cause” or by the Executive for “good reason,” in either case, within 180 days following a “change in control” of the Company, then, subject to the Executive’s execution and non-revocation of a general release of claims in the Company’s favor and compliance with certain restrictive covenants, the Executive will be entitled to a lump-sum payment equal to 2.99 times the Executive’s then-current annual salary and to certain continued health and other insurance benefits for a period of up to one year following his termination.

The Agreements contain confidentiality restrictions that apply indefinitely and certain non-competition and non-solicitation restrictions that are effective during the Executive’s employment with the Company and for a period of one year after the Executive’s employment terminates.

The foregoing description of the Agreements is not complete and is qualified in its entirety by the form of Agreement which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are furnished as part of this Current Report:

Exhibit 10.1 – Form of Executive Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2014	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Steven E. Groom
Steven E. Groom Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Employment Agreement